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                                                                    EXHIBIT 21.1

                                 Subsidiaries of
                            OYO Geospace Corporation

   OYO Geospace International, Inc., a Barbados corporation
   OYOG, LLC, a Delaware limited liability company
   OYOG Limited Partner, LLC, a Nevada limited liability company
   OYOG Operations, LP, a Texas limited partnership
   Geospace Technologies, LP, a Texas limited partnership
   Geospace Technologies Corporation, a Delaware corporation
   OYO Geo Space Canada, Inc., an Alberta corporation
   OYO Instruments LP, a Texas limited partnership
   OYO Instruments Europe Limited, a United Kingdom company
   Geospace Engineering Resources International, LP, a Texas limited partnership Geospace Engineering Resources EAME Limited, a United Kingdom company
   Concord Technologies, LP, a Texas limited partnership
   OYO Geospace J.V., LP, a Texas limited partnership
   OYO-GEO Impulse International, LLC, a Russian limited liability company